Exhibit 10.13

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of April 19, 2012, is between GlobeTrac Inc. (the “Borrower”), a corporation incorporated in the State of Delaware, and Acamar Investments, Inc. (the “Lender”), a corporation incorporated in the State of Washington;

For valuable consideration, the Borrower (1) grants to the Lender a security interest in the Collateral to secure the Obligations, (2) agrees that the Lender will have the rights stated in this Security Agreement with respect to the Collateral, in addition to all other rights which the Lender may have by law, and (3) agrees to be bound by the provisions of this Security Agreement.  This Security Agreement is subject to the terms of the Loan Agreement, as it may be amended from time to time (the “Loan Agreement”).

I.              DEFINITIONS.  The following words will have the following meanings when used in this Security Agreement.  Capitalized terms used herein and not otherwise defined herein will have the meanings assigned to them in the Loan Agreement, (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  Terms not otherwise defined in this Security Agreement or the Loan Agreement will have the meanings attributed to such terms in the Uniform Commercial Code.  All references to dollar amounts will mean amounts in lawful money of the United States of America.

“Collateral” means all the following described property of the Borrower, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

All of the Borrower’s right, title, and interest in the Technology License Agreement With Option to Purchase dated March 12, 2012 among Robert and Marion Diefendorf, Teak Shield Corp., and the Borrower, but only to the extent not inconsistent with the terms and conditions of that License Agreement.

All general intangibles, accounts, inventory, equipment, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, and money.

All personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto).

All accounts, contract rights or rights to the payment of money, insurance claims and proceeds, chattel paper, instruments, documents, deposit accounts, letter of credit rights, securities and all other investment property, supporting obligations, payment intangibles, and general intangibles, including all amounts due to the Borrower from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

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All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

“Security Agreement” means this Security Agreement, as this Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Security Agreement from time to time.

II.             GENERAL OBLIGATIONS OF THE BORROWER.  The Borrower warrants and covenants to the Lender as follows:

Organization.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has its principal office at 610 – 1100 Melville Street, Vancouver, British Columbia, V6E 4A6, Canada.

Authorization.  The execution, delivery, and performance of this Security Agreement by the Borrower has been duly authorized by all necessary action by the Borrower and does not conflict with, result in a violation of, or constitute a default under (a) any provision of its certificate of formation or organization, operating agreement, or any agreement or other instrument binding upon the Borrower or (b) any law, governmental regulation, court decree, or order applicable to the Borrower.

Perfection of Security Interest.  The Borrower agrees to execute such financing statements and to take whatever other actions are requested by the Lender to perfect and continue the Lender’s security interest in the Collateral.  Upon request of the Lender, the Borrower will deliver to the Lender any and all of the documents evidencing or constituting the Collateral.  The Borrower hereby appoints the Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Security Agreement.  The Borrower will immediately notify the Lender of any change in the Borrower’s name including any change to the assumed business names of the Borrower or any change in its state of organization.

Transactions Involving Collateral.  The Borrower will not sell or otherwise transfer or dispose of the Collateral except that the Borrower may sell inventory, machinery and equipment in the ordinary course of business.  The Borrower will not pledge, mortgage, lease, rent, subordinate, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Security Agreement, without the prior written consent of the Lender.  This includes security interests even if junior in right to the security interests granted under this Security Agreement.

Title.  The Borrower represents and warrants to the Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Security Agreement and liens permitted herein or in the Loan Agreement.  No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Security Agreement or to which the Lender has specifically consented.  The Borrower will defend the Lender’s rights in the Collateral against the claims and demands of all other persons.

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Collateral Schedules and Locations.  The Borrower will deliver to the Lender, as often as the Lender will reasonably require, such lists, descriptions, and designations of such Collateral as the Lender may require to identify the nature and extent of such Collateral.

Status of Collateral.  The Collateral may not be utilized in any way by anyone, except the Borrower, without the Lender’s prior written consent.  The Borrower will immediately notify the Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.  The Borrower will not seek the reissuance of any certificate or other evidence of the Collateral from any governmental entity without the Lender’s written consent.

The Borrower agrees that the Lender may at its option at any time, whether or not the Borrower is in default:

(a)           Require the Borrower to deliver to the Lender (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b)           Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

(c)           Require the Borrower to deliver to the Lender any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Lender the proceeds of any such letters of credit.

(d)           Notify any account debtors, any buyers of the Collateral, or any other persons of the Lender’s interest in the Collateral.

Taxes, Assessments and Liens.  All taxes, assessments and liens upon the Collateral, its use or operation will be paid in accordance with law.  The Borrower may withhold any such payment or may elect to contest any lien if the Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Lender’s interest in the Collateral is not jeopardized in the Lender’s sole opinion.  If the Collateral is subjected to a lien which is not discharged within 30 days, the Borrower will deposit with the Lender cash, a sufficient corporate surety bond or other security satisfactory to the Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral.  In any contest the Borrower will defend themselves and the Lender and will satisfy any final adverse judgment before enforcement against the Collateral.  The Borrower will name the Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Compliance with Governmental Requirements.  The Borrower will comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral.  The Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as the Lender’s interest in the Collateral, in the Lender’s opinion, is not jeopardized.

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III.           EXPENDITURES BY THE LENDER.  If not discharged or paid when due, the Lender may (but will not be obligated to) discharge or pay any amounts required to be discharged or paid by the Borrower under this Security Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral.  The Lender also may (but will not be obligated to) pay all costs for maintaining and preserving the Collateral.  All such expenditures incurred or paid by the Lender for such purposes will then bear interest at the rate charged under the promissory note from the date incurred or paid by the Lender to the date of repayment by the Borrower.  All such expenses will be payable upon demand by the Borrower.  This Security Agreement also will secure payment of these amounts.  Such right will be in additional to all other rights and remedies to which the Lender may be entitled upon the occurrence of an Event of Default.

IV.           RIGHTS AND REMEDIES ON DEFAULT.  If an Event of Default occurs under any of the Loan Documents, at any time thereafter, the Lender will have all of the rights of a secured party under the Washington Uniform Commercial Code.  In addition and without limitation, the Lender may exercise any one or more of the following rights and remedies, in addition to any granted in any other Loan Documents:

Assemble Collateral.  The Lender may require the Borrower to deliver to the Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender.

Preservation of Collateral.  Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Borrower’s equipment, if the Lender reasonably deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and use or transfer any of the Borrower’s rights and interests in any Intellectual Property now owned or hereafter acquired by Borrower, if the Lender reasonably deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.  The Borrower agrees that any such use or transfer shall be without any additional consideration to Borrower.  As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, licenses, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which any Borrower has any right or interest, whether by ownership, license, contract or otherwise.

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Sell the Collateral.  The Lender will have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of the Borrower.  The Lender may sell the Collateral at public auction or private sale.  The Borrower hereby appoints the Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to sell, lease, transfer or otherwise deal with the Collateral or proceeds thereof. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Borrower reasonable notice of the time after which any private sale or other intended disposition of the Collateral is to be made.  The requirements of reasonable notice will be met if such notice is given at least 10 days before the time of the sale or disposition.  All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, will become a part of the Obligations secured by this Security Agreement and will be payable on demand by the Borrower, with interest at the rate stated in the Loan Agreement from date of expenditure until repaid.

Appoint Receiver. To the extent permitted by applicable law, the Lender will have the following rights and remedies regarding the appointment of a receiver: (a) the Lender may have a receiver appointed as a matter of right, (b) the receiver may be an employee of the Lender and may serve without bond, and (c) all fees of the receiver and his or her attorney will become part of the indebtedness secured by this Security Agreement and will be payable on demand by the Borrower with interest at the rate stated in the promissory note from the date of expenditure until repaid.

Collect Revenues, Apply Accounts.  The Lender, either itself or through a receiver, may collect the payments, rents, income, proceeds, and revenue from the Collateral.  The Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as the Lender may determine.  For these purposes, the Lender may, on behalf of and in the name of the Borrower, endorse notes, checks, drafts, money order, instruments and items pertaining to payment, shipment, or storage of any Collateral.  To facilitate collection, the Lender may notify account debtors and obligors on any Collateral to make payments directly to the Lender.

Other Rights and Remedies.  The Lender will have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time.  In addition, the Lender will have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Cumulative Remedies. All of the Lender’s rights and remedies, whether evidenced by this Security Agreement or the Loan Documents or by any other writing or as provided by law, will be cumulative and may be exercised singularly or concurrently.  Election by the Lender to pursue any remedy will not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of the Borrower under this Security Agreement, after the Borrower’s failure to perform, will not affect the Lender’s right to declare a default and to exercise its remedies.

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V.            MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are part of this Security Agreement:

Amendments.  This Security Agreement, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement.  No alteration of or amendment to this Security Agreement will be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Caption Headings.  Caption headings in this Security Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Security Agreement.

Notices.  All notices required to be given under this Security Agreement will be given in writing and will be effective when actually delivered or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address in the Loan Agreement. Any party may change its address for notices under this Security Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, the Borrower agrees to keep the Lender informed at all times of the Borrower’s current address.

Severability.  If a court of competent jurisdiction finds any provision of this Security Agreement to be invalid or unenforceable as to any person or circumstance, such finding will not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision will be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it will be stricken and all other provisions of this Security Agreement in all other respects will remain valid and enforceable.

Successor Interests.  Subject to the limitations set forth above on transfer of the Collateral, this Security Agreement will be binding and inure to the benefit of the parties, their successors and assigns.

Waiver.  The Lender and the Borrower will not be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by the party against whom enforcement is sought.  No delay or omission on the part of the Lender or the Borrower in exercising any right will operate as a waiver of such right or any other right.  A waiver by the Lender or the Borrower of a provision of this Security Agreement will not prejudice or constitute a waiver of the Lender’s or the Borrower’s right otherwise to demand strict compliance with that provision or any other provision of this Security Agreement.  No prior waiver by the Lender or the Borrower, nor any course of dealing between the Lender and the Borrower, will constitute a waiver of any of the Lender’s or the Borrower’s rights or of any of the Lender’s or the Borrower’s obligations as to any future transactions.  Whenever the consent of the Lender or the Borrower is required under this Security Agreement, the granting of such consent by the Lender or the Borrower in any instance will not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Lender or the Borrower.

Governing Law.  This Security Agreement will be governed by and construed in accordance with the laws of State of Washington.  To the extent that the Lender has greater rights or remedies under the federal law of the United States of America, this paragraph will not be deemed to deprive the Lender of such rights and remedies as may be available under the federal law of the United States of America.

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STATUTE OF FRAUDS DISCLOSURE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:

GlobeTrac Inc.

By:           /s/ Joao da Costa
      Joao da Costa – President

LENDER:

Acamar Investments, Inc.

By:           /s/ Bernie Van Maren
      Bernie Van Maren - Secretary

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